EXHIBIT 32
 CERTIFICATION OF PERIODIC REPORT

In connection with the Annual Report on Form 10-K of ATI Physical Therapy, Inc. (the “Company”) for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John (Jack) Larsen, Executive Chairman of the Company, Joseph Jordan, Chief Financial Officer of the Company, and Ray Wahl, Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN (JACK) LARSEN
John (Jack) Larsen
Executive Chairman (member of leadership team fulfilling the role of Principal Executive Officer)

/s/ JOSEPH JORDAN
Joseph Jordan
Chief Financial Officer (Principal Financial Officer and member of leadership team fulfilling the role of Principal Executive Officer)

/s/ RAY WAHL
Ray Wahl
Chief Operating Officer (member of leadership team fulfilling the role of Principal Executive Officer)

March 1, 2022
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.